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the Securities Exchange Act of 1934

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TEXHOMA ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

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TEXHOMA ENERGY, INC.
100 HIGHLAND PARK VILLAGE
DALLAS, TEXAS 75205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on _____________, 2007

To the stockholders of Texhoma Energy, Inc.:

Notice is hereby given of a special meeting of shareholders of Texhoma Energy, Inc. (the "Company") to be held on __________, _____________, 2007 at ________ A.M. C.S.T. at ______________________, for the following purposes:

1.
To authorize the filing of a Certificate of Amendment to our Articles of Incorporation. The Board of Directors recommends that you approve a Certificate of Amendment to our Articles of Incorporation to:

a)
increase the authorized shares to six hundred million (600,000,000) shares of common stock, $0.001 par value per share and to re-authorize one million (1,000,000) shares of preferred stock, $0.001 par value per share; and

b)	to affect a name change to Valtex Energy Corp.

2.
To authorize our Board of Directors to affect a reverse stock split.  The Board of Directors recommends that you authorize our Board of Directors to amend our Certificate of Incorporation to affect a reverse split of our outstanding common stock in a ratio between 1:10 and 1:50, without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our company and our stockholders.

3.	To transact such other business as may properly come before the special meeting.

Common and preferred stockholders of record on the close of business on ________, 2007 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person; however our majority shareholders do not need your vote to effect the changes above.

By Order of the Board of Directors,

/s/ Daniel Vesco
Daniel Vesco
Director
____________, 2007

TEXHOMA ENERGY, INC.
100 HIGHLAND PARK VILLAGE
DALLAS, TEXAS 75205

INFORMATION STATEMENT
_________, 2007

This Information Statement is furnished by the Board of Directors of Texhoma Energy, Inc. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on _______, _____________, 2007 at _________ A.M. CST at _________________________ (the “Meeting”).

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on _________, 2007 (the "Record Date"). This Information Statement will be first mailed on or about _________, 2007 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were ____________ shares of the Company's common stock outstanding and ________ shares of the Company's preferred stock outstanding. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date and the holders of the shares of preferred stock outstanding as of the Record Date are able to vote collectively as a group an amount of shares equal to fifty-one percent (51%) of our voting shares.

The presence at the annual meeting of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the special meeting other than the matters referred to in this Information Statement.

The matters scheduled to come before the special meeting require the approval of a majority of the votes cast at the special meeting. Valeska Energy Corp. (“Valeska”), which is controlled by William M. Simmons, the President and Director of the Company, and is majority owned by Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, through an entity which he controls, owns (and did own as of the Record Date) all one thousand (1,000) outstanding shares of our Series A Preferred Stock, giving it the right to vote fifty-one percent (51%) of our voting shares eligible to vote at the special meeting. Additionally, Valeska beneficially owned 16,200,000 shares of our common stock; Mr. Simmons owned 1,000,000 shares of our outstanding common stock; and Mr. Vesco beneficially owned 1,000,000 shares of common stock through Asset Solutions (Hong Kong) Limited, an entity which he controls, as of the Record Date.  As a result, Valeska, Mr. Simmons and Mr. Vesco (collectively the "Majority Shareholders") will be able to vote in aggregate _____________ voting shares at the Meeting, representing __________% of our voting stock as of the Record Date and will therefore be able to approve the matters presented in this Information Statement without the further vote or consent of any other of the Company’s shareholders. As such, the
Company is not soliciting your vote as the Majority Shareholders already have the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL 1

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 600,000,000 SHARES OF COMMON STOCK, RE-AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK, AND TO AFFECT A NAME CHANGE TO VALTEX ENERGY CORP.

WHAT ARE THE MAJORITY SHAREHOLDERS APPROVING?

Our Majority Shareholders will approve a Certificate of Amendment to our Articles of Incorporation to authorize 600,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and re-authorize 1,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

The Certificate of Amendment will additionally state that shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Upon approval, the Board of Directors will instruct the officers to file as soon as practicable a Certificate of Amendment with the Nevada Secretary of State in a form substantially similar to the attached Appendix A to affect the amendment (the "Amendment").  The text of the proposed Amendment to our Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect such Amendment.

WHAT IS THE PURPOSE OF THE AMENDMENT?

The Amendment increases the amount of authorized common stock and is necessary to provide enhanced flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets, to establish strategic relationships with corporate partners, or to attract or to retain and motivate key employees.  The Company has not entered into any agreements or understandings to date which would require the Company to increase its authorized shares to allow the Company to issue any additional shares of common stock; however, the Board of Directors believes it is in the best interest of the Company to increase the Company’s authorized shares of common stock to allow the Company to issue such additional shares in the future, should the need arise.

WHAT ARE SOME OF THE RISKS ASSOCIATED WITH THE AMENDMENT?

Pursuant to the Amendment, we will have 600,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized. As of the filing of this Information Statement, we have __________ shares of common stock issued and outstanding and 1,000 shares of our Series A Preferred Stock (defined and described below) issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. Therefore, additional shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, similar to the powers provided to the holders of our Series A Preferred Stock, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights (such as the Series A Preferred Stock) and/or other rights or preferences which could provide the preferred shareholders with voting control over us and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of additional shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless in the future.

WHAT RIGHTS AND PREFERENCES WILL OUR COMMON STOCK AND PREFERRED STOCK HAVE SUBSEQUENT TO THE AMENDMENT?

COMMON STOCK:

Holders of shares of common stock are entitled to one (1) vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share pro-rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of Directors out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK:

The Amendment will re-authorize the issuance of up to one million (1,000,000) shares of preferred stock, par value of $0.001 per share. We have no present plans for the issuance of any additional shares of preferred stock other than the 1,000 shares of Series A Preferred Stock (as described below) which we have issued to date. The issuance of additional shares of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any additional shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

- Restricting dividends on the common stock;
- Diluting the voting power of the common stock;
- Impairing the liquidation rights of the common stock; and/or
- Delaying or preventing a change in control of the company without further action by the stockholders.

SERIES A PREFERRED STOCK:

We designated one thousand (1,000) shares of Series A Preferred Stock, $.001 par value per share on or about July 17, 2007 (the "Series A Preferred Stock"). The Series A Preferred Stock have no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the one thousand (1,000) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Valeska Energy Corp., which is controlled by William M. Simmons, our President, holds all one thousand (1,000) shares of our outstanding Series A Preferred Stock.

WHAT VOTE IS REQUIRED FOR APPROVAL?

The vote of a majority of the Company's shares eligible to vote at the Company's special meeting of shareholders is required to approve the Amendment to our Articles of Incorporation. Since our Majority Shareholders can vote a majority of our outstanding voting shares, our Majority Shareholders will approve the Amendment to our Articles of Incorporation as set forth above. Therefore, no further shareholder approval is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF THE AMENDMENT
TO OUR ARTICLES OF INCORPORATION.

PROPOSAL 2

TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION TO AFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK IN A RATIO BETWEEN 1:10 AND 1:50 AND TO RE-AUTHORIZE OUR COMMON AND PREFERRED STOCK, WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS.

WHAT ARE THE MAJORITY SHAREHOLDERS APPROVING?

Our Majority Shareholders will approve the filing of a Certificate of Amendment to our Articles of Incorporation to affect a proposed reverse split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 at any time after our Meeting (the "Reverse Stock Split"), and before _____________ as may be determined by our Board of Directors without further shareholder approval. Our Board of Directors believes that, because it is not possible to predict market conditions at the time the Reverse Stock Split is to be affected, it would be in the best interests of the stockholders if the board were able to determine, within specified limits approved in advance by our stockholders (i.e., between 1:10 and 1:50), the appropriate Reverse Stock Split ratio. The proposed Reverse Stock Split would combine a whole number of outstanding shares of our common stock into one (1) share of common stock, thus reducing the number of outstanding shares without any corresponding change in our par value or market capitalization. As a result, the number of shares of our common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

In connection with the Reverse Stock Split, we will also re-authorize six hundred million (600,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share.

After approval by our Majority Shareholders, our Board of Directors, without further shareholder approval or notice, will subsequently have the authority, in its sole discretion, to determine whether or not to proceed with a reverse split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 at any time prior to _____________. If the Board of Directors determines, based on factors such as prevailing market and other relevant conditions and circumstances and the trading price of our common stock at that time, that the Reverse Stock Split is in our best interests and in the best interests of our stockholders, it will, in its sole discretion, affect the Reverse Stock Split, without any further shareholder approval or notice, in a ratio between 1:10 and 1:50. Following such determination, our Board of Directors will effect the Reverse Stock Split by directing management to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at such time as the board has determined is appropriate to effect the Reverse Stock Split in a form substantially similar to the attached Appendix B. The Reverse Stock Split will become effective at the time specified in the amendment to our Articles of Incorporation after its filing with the Nevada Secretary of State, which we refer to as the "Effective Time". The text of the proposed amendment to our Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect the Reverse Stock Split.

Our Board of Directors reserves the right, even after approval by our Majority Shareholders, to forego or postpone the filing of the Certificate of Amendment to our Articles of Incorporation in connection with the Reverse Stock Split, if it determines such action is not in our best interests or the best interests of our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors and effected by the ____________, this Proposal 2 will be deemed abandoned, without any further effect. In this case, our Board of Directors may seek stockholder approval again, at a future date, for a Reverse Stock Split if it deems a Reverse Stock Split to be advisable at that time, but will in any case take no further action in connection with the current proposed Reverse Stock Split, without further shareholder approval.

HOW WILL A REVERSE STOCK SPLIT AFFECT MY RIGHTS?

The completion of the Reverse Stock Split will not affect any stockholder's proportionate equity interest in our Company, except for the effect of rounding up fractional shares to a nearest whole share. For example, a stockholder who owns a number of shares that prior to the Reverse Stock Split represented one percent of the outstanding shares of the Company would continue to own one percent of our outstanding shares after the Reverse Stock Split. However, the Reverse Stock Split will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split and because the amendment will also re-authorize six hundred million (600,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share. Also, because the Reverse Stock Split will result in fewer shares of our common stock outstanding, the per share income/(loss), per share book value and other "per share" calculations in our quarterly and annual financial statements will be increased proportionately with the Reverse Stock Split.

WHAT ARE SOME OF THE POTENTIAL DISADVANTAGES OF THE REVERSE STOCK SPLIT?

Reduced Market Capitalization. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a factor equal to the Reverse Stock Split itself (from between 10 and 50 times, depending on what ratio of Reverse Stock Split our Board of Directors believes is in our best interests), or that such Reverse Stock Split will result in any permanent increase in the market price of our common stock, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price of our common stock decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have affected Reverse Stock Splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding thereafter. Furthermore, a Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Liquidity. Although our Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated resulting increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Authorized Shares; Future Financings. Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding would increase. As a result, we will have an increased number of authorized but unissued shares of common stock which we may issue in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

WILL FRACTIONAL SHARES BE ISSUED IN CONNECTION WITH THE REVERSE STOCK SPLIT?

No.  In the event a stockholder would have received a fractional share of common stock following the Reverse Stock Split, the Company will round up fractional shares to the nearest whole share. For example, a stockholder with 99 shares of common stock would receive 1 share of our common stock following a 1:100 Reverse Stock Split.

WHAT WILL THE EFFECT OF OUR REVERSE STOCK SPLIT BE ON THE VOTING RIGHTS ASSOCIATED WITH OUR OUTSTANDING PREFERRED STOCK?

All shares of our outstanding Series A Preferred Stock have the right to vote in aggregate a number of voting shares equivalent to fifty-one percent (51%) of all of our voting shares on any shareholder votes. The Series A Preferred Stock does not contain any provisions for adjustment of that amount in the event of a forward or reverse stock split. As a result, the Preferred Stock will retain the right voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote.

WHAT WILL THE EFFECT OF OUR REVERSE STOCK SPLIT BE ON OUR OUTSTANDING OPTIONS AND WARRANTS?

On June 1, 2006, the Company's Board of Directors approved the grant of an aggregate of 9,000,000 options to the Company's then officers and Directors, pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"). All of the options were at an exercise price of $0.13 per share, which was equal to the average of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company's common stock on June 1, 2006, multiplied by 110%. The options were granted to the following individuals in the following amounts:

o
Max Maxwell, our former President and former Director was granted 750,000 qualified options and 3,250,000 non-qualified options (for 4,000,000 total options), which options were to vest at the rate of 500,000 options every three months, with the qualified options to vest first, in consideration for services rendered to the Company as the Company's president and Director. The options were to expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement.  Pursuant to the terms of the Cooperation Agreement and Mutual Release entered into with Mr. Maxwell on July 12, 2007, the 1,500,000 options which had vested to him as of the date he resigned from the Company, May 1, 2007, expire if unexercised at August 1, 2007;

o
Frank Jacobs, our former Executive Chairman (i.e. a full-time executive officer of the Company) and former Director was granted 4,000,000 non-qualified options, which options were to vest at the rate of 500,000 options every three months, in consideration for services rendered to the Company as the Company's Director. The options expire were to expire if un-exercised on June 1, 2009, or as otherwise provided in the Option Agreement.  Any of Mr. Jacobs’ stock options which have not been exercised by September 14, 2007, ninety days after his termination from the Company which occurred on June 14, 2007, will expire unexercised;

o
Brian Alexander, our Chief Financial Officer and Director was granted 1,000,000 non-qualified options. The options were granted to Mr. Alexander in consideration for services rendered to the Company as the Company's Chief Financial Officer and Director. All of the options granted to Mr. Alexander have expired unexercised; and

o
Mr. Terje Reiersen working as a consultant to the Company was granted 1,000,000 non-qualified options, which options were to vest at the rate of 250,000 options every three months, in consideration for consulting services to be rendered to the Company in connection with corporate advice in relation to a secondary listing amongst other things. The options were to expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement.

Additionally, on June 1, 2006, the Board of Directors approved the issuance of 2,000,000 options to another consultant to the Company in consideration for investor relations services rendered to the Company. The options granted to the consultant were not granted pursuant to the Plan. The options have an exercise price of $0.13 per share, vest at a rate of 250,000 options every three months and expire if unexercised on June 1, 2009.

On March 28, 2006, in connection with the entry into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), we granted Laurus a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 10,625,000 shares of our common stock at an exercise price of $0.04 per share.  The Warrant expires if unexercised at 5:00 P.M. on March 28, 2011.

On March 28, 2006, in consideration for advisory services rendered in connection with the Securities Purchase Agreement entered into with Laurus, we granted Energy Capital Solutions, LLC, warrants to purchase up to 1,062,500 shares of our common stock at an exercise price of $0.04 per share, which warrants expire if unexercised at 5:00 P.M. C.S.T. on March 28, 2011.

Following the Reverse Stock Split, the exercise price and number of shares issuable in connection with the exercise of such options and warrants will be adjusted in proportion to the Reverse Stock Split approved by our Board of Directors within a ratio of 1:10 and 1:50.  For instance, in the event that the Board of Directors approves a 1:10 Reverse Stock Split, the Laurus Warrant will automatically adjust to have an exercise price of $0.40 per share and to be exercisable for 1,625,000 shares of common stock.

HOW WILL I EXCHANGE MY STOCK CERTIFICATES OR RECEIVE PAYMENT FOR FRACTIONAL SHARES?

Exchange of Stock Certificates:

Promptly after the Effective Time, you will be notified that the Reverse Stock Split has been affected. Our stock transfer agent, Madison Stock Transfer, Inc., whom we refer to as the "Exchange Agent", will implement the exchange of stock certificates representing post-reverse split shares of our common stock in exchange for pre-reverse split shares of our common stock from our shareholders of record. You will be asked to surrender to the Exchange Agent certificate(s) representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you following the Effective Time. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the Exchange Agent and any other information or materials which the Exchange Agent may require. We will round fractional shares up to the nearest whole share.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

The federal income tax consequences of the Reverse Stock Split to our stockholders and to us are based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices of the United States Internal Revenue Service (the "Service"). Changes to the laws could alter the tax consequences, possibly with a retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Service regarding the federal income tax consequences of the proposed Reverse Stock Split.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Our Majority Shareholders will approve the filing of a Certificate of Amendment to our Articles of Incorporation to affect a proposed Reverse Stock Split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 and to re-authorize six hundred million (600,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share. Therefore, no further shareholder approval is required or sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT AND AMENDMENT TO OUR ARTICLES OF INCORPORATION.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the special meeting of shareholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

TEXHOMA ENERGY, INC.
100 Highland Park Village
Dallas, Texas 75205

Attention:                                Daniel Vesco
                                                  Chief Executive Officer

By Order of the Board of Directors:

/s/ Daniel Vesco
Daniel Vesco
Director
____________, 2007

APPENDIX A

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

Certificate Of Amendment To The Articles Of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. NAME OF CORPORATION:

Texhoma Energy, Inc.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (provide article numbers, if applicable):

Article 1. Name of Corporation is hereby amended to read:

“Article 1. Name of Corporation:

Valtex Energy Corp.”

Article 4. Number of Shares the Corporation is Authorized to Issue is hereby amended to read:

“Article 4. Number of Shares the Corporation is Authorized to Issue:

The corporation is authorized to issue Six Hundred and One Million (601,000,000) shares of stock, consisting of Six Hundred Million (600,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.

Shares of preferred stock of the corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.”

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS:
% ______

4. EFFECTIVE DATE OF FILING: ______________

5. OFFICERS SIGNATURE: ___________________

APPENDIX B

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

Certificate Of Amendment To The Articles Of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. NAME OF CORPORATION:

Valtex Energy Corp.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (provide article numbers, if applicable):

Article 4. Number of Shares the Corporation is Authorized to Issue is hereby amended to read:

“Article 4. Number of Shares the Corporation is Authorized to Issue:

The Corporation is authorized to issue Six Hundred and One Million (601,000,000) shares of stock, consisting of Six Hundred Million (600,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.

Shares of preferred stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

Following a 1:___ reverse stock split of the Corporation’s outstanding shares of common stock, which shall be effective as of the effective date set forth below under Section 4 of this Certificate of Amendment (or in the absence of such date, on the date such Amendment is filed with the Secretary of State of Nevada) the Corporation’s capitalization will consist of Six Hundred and One Million (601,000,000) shares of stock, consisting of Six Hundred Million (600,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.”

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS:
% ______

4. EFFECTIVE DATE OF FILING: ____________

5. OFFICERS SIGNATURE: ___________________